                                                                  Exhibit (l)(2)

                           KIRKPATRICK & LOCKHART LLP
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 261-3100

MARK P. GOSHKO
(617) 261-3163
GOSHKOMP@KL.COM

                                                                 March 1, 1999

Eaton Vance Ohio Municipal Income Trust
24 Federal Street
Boston, MA  02110

Dear Sirs:

         This opinion is furnished in connection with the registration by Eaton Vance Ohio Municipal Income Trust, a business trust organized under the laws of the Commonwealth of Massachusetts ("Fund"), of 940 Auction Preferred Shares of beneficial interest, par value $.01 per share ("Shares") liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 (File No. 333-72045), as amended ("Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement.

         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Agreement and Declaration of Trust of the Fund, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable (except as described in the Registration Statement) shares of beneficial interest of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                             Very truly yours,



                                             /s/ Kirkpatrick & Lockhart
                                             -----------------------------

                                             Kirkpatrick & Lockhart LLP